UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The Annual Meeting of Shareholders of The Interpublic Group of Companies, Inc. (“IPG”) was held on May 23, 2013.

(b) The following matters were voted upon with the final results indicated below.

1.	The nominees listed below were elected directors with the respective votes set forth opposite their names:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Jocelyn Carter-Miller	351,154,458	339,604	1,085,609	20,736,176
Jill M. Considine	342,127,707	9,313,979	1,137,985	20,736,176
Richard A. Goldstein	342,164,657	9,274,372	1,140,642	20,736,176
Mary J. Steele Guilfoile	351,143,840	323,812	1,112,019	20,736,176
H. John Greeniaus	342,162,075	9,272,977	1,144,619	20,736,176
Dawn Hudson	348,380,665	3,116,237	1,082,769	20,736,176
William T. Kerr	351,137,310	353,212	1,089,149	20,736,176
Michael I. Roth	332,391,486	17,542,418	2,645,767	20,736,176
David M. Thomas	349,693,287	1,801,687	1,084,697	20,736,176

2.	A proposal to approve confirmation of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2013 was approved with the votes set forth below. There were no broker non-votes.

For	362,459,272
Against	9,650,585
Abstain	1,205,990
Broker non-votes	0

3.	An advisory ballot question on named executive officer compensation was approved with the votes set forth below:

For	343,986,627
Against	7,341,623
Abstain	1,251,421
Broker non-votes	20,736,176

4.	A shareholder proposal calling for full disclosure of IPG’s EEO-1 data was defeated with the votes set forth below:

For	23,523,150
Against	272,993,975
Abstain	56,062,546
Broker non-votes	20,736,176

5.	A shareholder proposal on limiting the accelerated vesting of outstanding equity awards in the event of a change in control to pro rata vesting was defeated with the votes set forth below:

For	134,327,405
Against	215,942,162
Abstain	2,310,104
Broker non-votes	20,736,176

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: May 28, 2013	By:	/s/ ANDREW BONZANI

Andrew Bonzani Senior Vice President, General Counsel and Secretary